Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-3

TOYO Co., Ltd

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Ordinary Shares issuable on exercise of Warrants	(1)	Other	4,969,296	$11.50	$57,146,904.00	0.0001381	$7,891.99
Fees to be Paid	Equity	Ordinary Shares	(2)	Other	1,419,000	$12.5650	$17,829,735.00	0.0001381	$2,462.29

Total Offering Amounts:							$74,976,639.00		10,354.28
Total Fees Previously Paid:									0.00
Total Fee Offsets:									7,891.99
Net Fee Due:									$2,462.29

__________________________________________
Offering Note(s)

(1)	Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share subdivisions, share dividends or similar transactions.

Represents 4,969,296 ordinary shares of the Company (the “Ordinary Shares”) issuable upon the exercise of the Company’s warrants (the “Warrants”).

Calculated pursuant to Rule 457(g) under the Securities Act of 1933, as amended (the “Securities Act”), based on the exercise price of the Warrants.

Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the registration fee for this registration statement on Form F-3 by $7,891.99, of a total amount of $8,750.44 which represents the registration fee previously paid with respect to 4,969,296 Ordinary Shares issuable on exercise of the Warrants that were registered but not sold (out of the aggregate 4,970,007 Ordinary Shares issuable on exercise of the Warrants that were registered but not sold) pursuant to the registrant’s Registration Statement on Form F-1 (File No. 333-283617) initially filed by the registrant with the Securities and Exchange Commission on December 5, 2024 and declared effective on December 17, 2024, which the registrant intends to withdraw upon the effectiveness of this registration statement on Form F-3.
(2)	Represents 1,419,000 Ordinary Shares issued under the Company’s 2024 Share Incentive Plan to the Selling Securityholders named in the prospectus included in this registration statement on Form F-3. The shares issuable under the 2024 Share Incentive Plan have been previously registered on a registration statement on Form S-8 (File No. 333-284642) filed by the registrant with the Securities and Exchange Commission on January 31, 2025 (the “Form S-8”).

The proposed maximum offering price per Ordinary Share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on $12.565 per Ordinary Share, the average of the high and low prices for the Company’s Ordinary Shares as quoted on the Nasdaq Capital Market on June 15, 2026.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)
Rule 457(p)
Fee Offset Claims	TOYO Co., Ltd	(1)	F-1	333-283617	12/05/2024		$7,891.99	Equity	Ordinary Shares issuable on exercise of Warrants	4,969,296	$57,146,904.00	$
Fee Offset Sources	TOYO Co., Ltd		F-1	333-283617		12/05/2024							7,891.99

__________________________________________
Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(1)	Pursuant to Rule 457(p) under the Securities Act, the registrant hereby offsets the registration fee for this registration statement on Form F-3 by $7,891.99, of a total amount of $8,750.44 which represents the registration fee previously paid with respect to 4,969,296 Ordinary Shares issuable on exercise of the Warrants that were registered but not sold (out of the aggregate 4,970,007 Ordinary Shares issuable on exercise of the Warrants that were registered but not sold) pursuant to the registrant’s Registration Statement on Form F-1 (File No. 333-283617) initially filed by the registrant with the Securities and Exchange Commission on December 5, 2024 and declared effective on December 17, 2024, which the registrant intends to withdraw upon the effectiveness of this registration statement on Form F-3.